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                                 AMENDMENT NO. 5
                                     TO THE
                                TIME WARNER INC.
                           DEFERRED COMPENSATION PLAN


1.   Section 3.4 is amended by adding the following sentence at the end thereof:

          Notwithstanding the foregoing, after November 15, 1999, an election to defer compensation shall be made prior to July 1 of the Year preceding that in which it would be payable, at which time it shall become irrevocable.

2.   Section 3.5 is amended by adding the following sentence at the end thereof:

          After November 15, 1999, any such elections pursuant to this section shall be made prior to July 1 of the final Year of the respective plan, at which time it shall become irrevocable.

3.   The first sentence of Section 5.4(b) is amended to read as follows:

          Notwithstanding subsection (a) above, a Participant may request, by delivering written notice to the Committee on a form prescribed by it prior to July 1 (January 1 for notices given before November 15, 1999) of the Year preceding that in which the in-service payment is to be made, that the Committee, in its sole and absolute discretion, defer such payment until such later Year as the Participant requests.